Exhibit 3.15

WILLIAM UNDERWOOD COMPANY

AMENDED AND RESTATED DECLARATION OF TRUST

DATED DECEMBER 8, 2006

i

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, dated December 8, 2006, by and between all of the Trustees of the Trust, all having a usual place of business at Four Gatehall Drive, Suite 110, Parsippany, New Jersey 07054, and filed in the office of the Secretary of the Commonwealth of Massachusetts and in the office of the Clerk of the City of Boston, has been restated in its entirety by the Trustees upon the vote of the sole shareholder of the Trust pursuant to Article XVIII of the Declaration of Trust, as amended, as follows:

WHEREAS, the Trust was organized as a Massachusetts voluntary association or business trust under the name “William Underwood Company” with the filing of its Declaration of Trust, dated January 1, 1915, with the Old Colony Trust Company of Boston;

WHEREAS, the Declaration of Trust was amended by Supplementary Declarations of Trust, dated April 24, 1963, June 9, 1966, June 12, 1975, April 26, 1978 and May 11, 1982, each filed with the Secretary of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees desire to amend and restate the Declaration of Trust, as amended, in its entirety;

NOW, THEREFORE, the Declaration of Trust, as amended, is hereby amended and restated in its entirety, effective as of the date hereof, as follows:

ARTICLE I

BUSINESS NAME OF TRUST.

The name of the trust created by this Declaration of Trust is William Underwood Company (hereinafter called the “Trust”) and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and be sued under that name, which name (and the word “Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees, or shareholders of the Trust or of such Trustees.

ARTICLE II

PURPOSE OF TRUST.

The Trustees may use and employ the trust property and assets:

1.                                      In collecting, raising, preparing, manufacturing, packing, carrying, buying, selling and dealing in food products, and in any other business that may be desirable or advantageous in connection therewith, including the manufacture of cans, packages and containers of all sorts, the catching of fish and shell-fish, the raising of animals and carrying on agriculture.

2.                                      In establishing and carrying on manufacturing establishments and stores to carry out any of the foregoing programs, and in acquiring, managing and operating fish weirs, fish traps, boats and vessels of any and all kinds for any purpose.

3.                                      In the purchase, sale, renting or leasing of real estate or any interest therein, and in the construction, management, maintenance and leasing of buildings of any kind.

4.                                      In carrying on a general manufacturing business, and in any and all things desirable or advantageous in connection therewith.

5.                                      In carrying on the general business of merchants, and manufacturing, buying, selling and dealing in commodities and merchandise of any and all kinds, and in any and all things desirable or advantageous in connection therewith.

6.                                      In acquiring, buying, selling and dealing in patents, processes, trade-marks, trade-names and other intellectual property desirable or advantageous in connection with any of the foregoing purposes.

7.                                      In acquiring, buying, selling and dealing in stocks, shares and securities of corporations or other organizations and interests in partnerships or associations or other forms of business, which may be desirable or advantageous in connection with any of the foregoing purposes.

8.                                      In engaging in any other lawful act or activity for which voluntary associations or business trusts may now or hereafter be organized under Chapter 182 of the General Laws of Massachusetts, as amended, and the Trustees shall possess and exercise all of the powers and privileges granted by such laws and any other laws of the Commonwealth of Massachusetts.

ARTICLE III

GENERAL POWERS OF TRUSTEES.

The Trustees shall hold the legal title to all property at any time belonging to this Trust or acquired by them as trustees hereunder, and, subject to the provisions of this Declaration of Trust, shall have the absolute control, management and disposition thereof and of all the business of the Trust with all the rights and powers of absolute owners of said property and business, subject, however, to the rights of the beneficiaries hereunder.  The naming of any specific duties and powers hereinafter contained shall not be construed as limiting the general powers hereinbefore or hereinafter conferred upon the trustees.

ARTICLE IV

SPECIFIC POWERS OF TRUSTEES.

To enable the Trustees fully to execute this Trust, they are hereby empowered, without limitation, however, of the general powers hereinbefore granted.—

1.                                      To carry on any business above described, according to their discretion, and to employ therein such officers, agents or agencies as they may deem expedient.

2.                                      To pay all taxes, assessments and expenses of any business carried on or acquired by them or in connection with any of the trust property.

3.                                      To buy any property, real or personal, including shares or obligations based hereunder or in any corporation or association, and any rights, franchises, privileges or securities which the conduct of any business above described may in their judgment require, or which may in their judgment tend to promote its successful promotion or the interest of the shareholders, and to hold, administer and use the trust property or any part thereof at their discretion.

4.                                      To borrow money for any business above described or for the purchase of any property and to give notes, make contracts of guaranty or suretyship, or enter into other obligations therefor, and to pledge or mortgage the property of the Trust or any part thereof (except as hereinafter provided) to secure such notes or obligations or any contract entered into in the course of the execution of this Trust.

5.                                      To invest and loan any moneys which may come into their hands, and which, in their judgment, are not needed in the immediate conduct of any business in which they are engaged, in any manner which may seem to them prudent and expedient.

6.                                      To exercise exclusive control and management of the trust property; to vote in person or by proxy upon all shares of stock belonging to the Trust and to collect and receipt for any dividends thereon, provided, however, that shares issued hereunder and purchased by the Trustees for the account of the Trust shall not, so long as they belong to the Trust, either receive dividends or be voted at any meeting of shareholders; to contract with any corporation or association, or firm or individual, whether or not controlled by them, to begin and defend legal proceedings, employ counsel, and compromise, settle or arbitrate claims; and generally to do all acts and things necessary and proper for the complete execution of the Trust and the protection of the interests of shareholders therein, including the power to form a corporation or corporations, or association or associations, under the laws of Massachusetts, or any other state or country, for the purpose of transferring the trust property or any part thereof thereto or for any purposes which the Trustees may deem to be of benefit to the shareholders; to convey the trust property, or any part thereof, to such corporation or corporations, or association or associations, and to lease, pledge, mortgage or sell the trust property, or any portion thereof, free from any Trust, for such consideration as the Trustees may deem best.

7.                                      To make any and all sales or transfers of any interest in the property of the Trust, so that no purchaser shall be bound to see to the application of the purchase money or other consideration.

8.                                      As far as strangers to the Trust are concerned, to bind the Trustees, shareholders and all persons interested in the Trust by a resolution of the Trustees, certified as such by their Treasurer or Secretary, to the extent that such resolution so certified, and authorizing a particular act to be done, shall be conclusive evidence that such act is within the powers of the Trustees and duly authorized by them.

9.                                      All of the foregoing powers and any hereinafter stated may be exercised in any part of the United States, be dependencies or territories, or in any foreign country.

ARTICLE V

EXEMPTION FROM PERSONAL LIABILITY.

1.                                      No shareholder, nor any officer, director or shareholder thereof, shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person or entity in connection with trust property or the affairs of the Trust; and no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other person or entity in connection with trust property or the affairs, actions or inactions of the Trust, save only that arising from his bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interest of the Trust; and all such other Persons shall look solely to the trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.  If any shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceedings to enforce any such liability, he shall not on account thereof be held to any personal liability.

2.                                      No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any shareholder, Trustee, officer, employee or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

3.                                      The Trust shall indemnify and hold each shareholder, and each officer, director and shareholder thereof, harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such shareholder may become subject by reason of his being or having been a shareholder, and shall reimburse such shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that the Trust shall have no liability to reimburse shareholders for taxes assessed against them by reason of their ownership of shares (unless such tax is of a character which in the Commonwealth of Massachusetts would be assessed against the trust property or the Trustees, but is assessed in the jurisdiction assessing such tax against all shareholders ratably rather than against the trust property or the Trustees).  Subject to the proviso thereto and except for expenses not reasonably incurred, the foregoing sentence is intended to provide for indemnification of each shareholder to the fullest extent permitted by law.  The rights accruing to a shareholder under this paragraph 3 shall not exclude any other right to which such shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to reimburse or indemnify a shareholder in any appropriate situation even though not specifically provided herein.

4.                                      The Trust shall indemnify each of its Trustees, officers, employees and agents (including any person who serves at its request as director, officer or trustee of another organization in which it has any interest as a shareholder, creditor or otherwise), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other person or entity, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent; provided, however, that no indemnification shall be made with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and further provided, that as to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expense shall be provided unless such a compromise shall be approved as in the best interests of the Trust by a majority of the disinterested Trustees or unless the Trust shall have received a written opinion from independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust.  Subject to the proviso clauses, and except for expenses not reasonably incurred, the foregoing sentence is intended to provide for indemnification of Trustees, officers, employees and agents to the fullest extent provided by law.  The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the trust property, and no shareholder shall be personally liable to any person or entity with respect to any claim for indemnity or reimbursement or otherwise.  The Trustees may make advance payments in connection with indemnification under this paragraph 4, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

5.                                      Any action taken in good faith by or conduct engaged in good faith on the part of a Trustee, officer, employee or agent of the Trust in conformity with or in reliance upon any of the provisions of this Declaration of Trust shall not, for the purposes of this Declaration of Trust, constitute bad faith, willful misconduct, gross negligence or reckless disregard of his duties or failure to act in good faith or in the reasonable belief that his action was in the best interests of the Trust.

6.                                      No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties.

7.                                      Every note, debenture, bond, obligation, contract, instrument, certificate, share or undertaking and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by a Trustee or Trustees or an officer, employee or agent of the Trust only in his or their capacity as Trustee or Trustees under this Declaration of Trust or in the capacity of officer, employee or agent of the Trust.  The Trustees shall, to the extent practicable as determined by the Trustees, cause every note, debenture, bond, obligation, contract, instrument, certificate, share or undertaking made or issued by or on behalf of the Trust to refer to this Declaration of Trust and contain a recital to the effect that the obligations thereunder are not binding on, nor shall resort be had to the private property of, any of the Trustees, their employees or the shareholders of the Trust individually, but only upon the Trustees as trustees and upon the trust property, and may contain any further recital which they may deem appropriate, but the omission of such recital or further recital shall not be construed to evidence an intention to impose personal liability on any of the Trustees, shareholders, officers, employees or agents of the Trust.

8.                                      Each Trustee and each officer of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

ORGANIZATION AND MEETINGS OF TRUSTEES.

1.                                      The number of Trustees shall be not less than three nor more than fifteen persons.  The exact number of Trustees from time to time shall be fixed in the manner provided by the Trustees’ Bylaws.  Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

2.                                      Any Trustee may resign by written notice delivered or mailed to the Secretary or President of the Trustees, and such resignation shall take effect immediately, or if specified therein, at a later date.

3.                                      Any Trustee may be removed, as hereinafter provided in Article VII.

4.                                      A majority of the Trustees shall constitute a quorum, and any action taken at a meeting at which a quorum is present, which meeting has been duly called in such manner as may have been previously prescribed by the Trustees, shall be operative and effective as the act of all the Trustees. The consent in writing of any Trustee to any vote or action shall have the same effect as if he were personally present at a meeting at which such act was authorized or such vote passed.  In addition, the Trustees or any committee thereof may act on all matters without meeting by resolution signed by all the Trustees or committee members entitled to vote at a meeting and such resolution when so signed shall have the same force and effect as a vote duly passed at a meeting of the Trustees or the applicable committee.

5.                                      The Trustees may adopt and use a common seal.

6.                                      The Trustees annually shall elect from among their number a President, and from among their number, or otherwise, a Treasurer, Secretary, and in their discretion, Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers or agents as they may deem advisable, and may act in any manner by and through any such officers and agents.  One or more offices may be held by the same person.

7.                                      Any officer or agent elected or appointed by the Trustees may be removed by vote of the majority of the Trustees or by a resolution signed by a majority thereof.

8.                                      The Trustees may appoint from their own number an Executive Committee and such other Committees as they may determine, to whom they may delegate such of their powers as they think proper.

9.                                      The Trustees may fill any vacancies which occur for any reason in any office, including that of Trustee.  If any vacancy occurs in the office of Trustee, the Trustees shall forthwith fill the same.  A certificate of the Treasurer or Secretary of the removal, resignation or appointment of any officer or Trustee shall be conclusive evidence thereof.

10.                               Instruments transferring or conveying real or personal property of the Trust may be executed in the name of William Underwood Company by such officers or agents as the Trustees may designate or appoint by their Bylaws, or by specific vote, and such instruments shall have the same effect as if signed by all the Trustees.  Each of the Trustees hereby grants to such persons as may from time to time be the President or Vice President and Treasurer or Assistant Treasurer, power of attorney, for them and each of them, and in their name to sign, seal and deliver any and all such instruments relating to the business of the Trust or the trust property, or the transfer and conveyance thereof, as have been duly authorized by a majority of the Trustees.

11.                               The Trustees may adopt and from time to time amend or repeal Bylaws not inconsistent with this Declaration of Trust for the conduct of their business, and any such Bylaws may define the duties of their officers, agents, servants or representatives.

12.                               A certificate of the Treasurer or Secretary of the Trustees as to any bylaw, vote, resolution, act or appointment of the Trustees shall, as far as strangers to the Trust are concerned, be conclusive evidence of the facts stated in such certificate.

13.                               The Trustees shall not be partners with each other or with the shareholders, nor shall they have the rights or liabilities of such partners.

ARTICLE VII

SHAREHOLDERS’ RIGHTS AND LIMITATIONS THEREOF.

1.                                      The rights of the shareholders hereunder shall be solely those of beneficiaries in the property held in trust hereunder by the Trustees, and they shall have only the rights conferred in accordance with the terms hereof and by the certificates of beneficial interest issued hereunder. The shareholders shall not be partners with each other or with the Trustees and shall have none of the rights or liabilities of partners and shall have no right to call for any partition of property rights or interest, nor shall they have any of the rights of partners as to the control or the administration of the trust property by the Trustees. In order that the administration of the trust property may be conducted by Trustees reasonably satisfactory to the beneficiaries, the holders of a majority in interest of the shares issued hereunder and entitled to vote may, at a meeting duly called and held so hereinafter provided, remove any Trustee, with or without cause.

2.                                      Shares shall be personal property giving only the rights in the certificates thereof and in this instrument specifically set forth.  The death of a shareholder during the continuance of this Trust shall not terminate the Trust or give his or her legal representatives a right to an account or to take any action in the courts or otherwise against other shareholders or the Trustees, but shall simply entitle the legal representatives of the deceased to demand and receive a new certificate of shares in place of the certificate held by the deceased, upon the acceptance of which such legal representatives shall succeed to all the rights and be subject to all the restrictions of the deceased under this Trust.

3.                                      Any or all of the foregoing restrictions may be waived by the Trustees, and the certificate of the Treasurer or Secretary of such waiver, or of the compliance of a shareholder with the above requirements, shall be conclusive evidence thereof.

4.                                      The foregoing provisions as to the transfer of shares shall not apply to shares transferred by operation of law to the heirs, legatees, executors or administrators of any shareholder, but such heirs, legatees, executors or administrators shall hold such shares as may be issued to them subject to the terms and restrictions above set forth.

ARTICLE VIII

DECLARATION OF DIVIDENDS.

Subject to the rights of the holders of any preferred shares of the Trust, if any, the Trustees may from time to time declare and pay to the holders of shares of beneficial interest, in proportion to their respective ownership of shares of beneficial interest, out of the earnings, profits, surplus, capital or assets in the hands of the Trustees, such dividends or other distributions as they see fit.  The declaration and payment of such dividends or other distributions and the determination of earnings, profits, surplus and capital available for dividends and other purposes shall lie wholly in the discretion of the Trustees and no shareholder shall be paid any dividend or receive any distribution, except as determined by the Trustees in the exercise of said discretion.  Any or all such dividends or other distributions may be made, in whole or in part, in cash, property or other assets of the Trust, or in senior or subordinated secured or unsecured evidences of indebtedness of the Trust, as the Trustees may in their sole discretion from time to time determine.  In computing and determining the net profits of the Trust, all taxes, whether levied under laws as now existing or hereafter enacted, shall be treated as expenses of the Trust and be paid by the Trustees, and shall include all taxes, national, state or municipal, upon either the property or the income of the Trust and also all taxes, national, state or municipal, upon the interest of a shareholder in the Trust and the normal tax under the United States income tax law upon the income derived therefrom.  The Trustees, except as otherwise required by this Article VIII, may always retain from the net profits such amount as they may deem necessary or advisable to pay present or future debts or expenses of the Trust, to meet present or future obligations of the Trust, to establish reserves, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

ARTICLE IX

NUMBER OF SHARES.

The Trustees shall have the authority to issue under this Declaration of Trust, 1,000,000 shares of beneficial interest.  The shares shall be without par value.  All shares duly issued hereunder shall be deemed fully-paid, and no assessment shall ever be made upon shareholders.

The Trustees may from time to time, with the consent of the holders of a majority in interest of the shares entitled to vote hereunder, evidenced by the consent in writing of the holders of such shares in person or by their attempts thereunto duly authorized, or by the vote of the holders of such shares in person or by proxy at a meeting duly called, the call for which contains specific notice of the proposition to be submitted, issue and dispose of additional shares or of preferred shares, for such purpose, on such terms and in such manner as the shareholders may determine or approve.

ARTICLE X

CERTIFICATION OF SHARES.

1.                                      Shares hereunder shall be evidenced by a certificate or certificates substantially in the form following:—

WILLIAM UNDERWOOD COMPANY.

No.	Shares.

THIS CERTIFIES that                                                   is the holder of                                                shares of the beneficial interest in the property held and administered in trust by Trustees acting under the name of “William Underwood Company,” and in accordance with and subject to an Amended and Restated Declaration of Trust, dated December 8, 2006, as amended, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and which is hereby referred to and made a part of this certificate.  Except only as herein and as in said Declaration of Trust provided, this certificate confers no rights, powers, privileges or interest.  The shares evidenced hereby are transferable only subject to the restrictions set forth on the reverse side of this certificate, to which the holder hereof by the acceptance of this certificate agrees to conform.

IN WITNESS WHEREOF, the Trustees under said Declaration of Trust have caused their common seal to be hereto affixed and this certificate to be executed in their name and behalf by their President and Secretary this            day of           , 20  .

WILLIAM UNDERWOOD COMPANY,
By
President.

Secretary.

[REVERSE OF CERTIFICATE.]

Here will be printed the restrictions stated in Article VII.

I,                                                               , Secretary/Treasurer of William Underwood Company, certify that the holder of this certificate has conformed to the foregoing provisions as to                         of the shares represented thereby.

FOR VALUE RECEIVED,                        hereby sells, assigns, transfers and delivers to                  the within named shares of William Underwood Company, and requests that said transfer be recorded on the books of said Company.

WITNESS my hand this               day of            , 20  .

2.                                      The Trustees shall keep books of record of the certificates of share originally issued hereunder and of all transfers thereof.  Upon any transfer thereof, a new certificate or new certificates shall be issued, being first recorded and signed by the persons appointed by the Trustees, and only shareholders whose certificates are so recorded shall be entitled to vote, or to collect dividends, or to otherwise exercise and enjoy the rights of shareholders.

3.                                      Each shareholder shall in writing notify the Treasurer of the Trustees of his post-office address,—which may be changed by a like notice,—and in the absence of any such notice from a shareholder his post-office address shall be taken to be Boston.  In case of the loss, mutilation or destruction of a certificate, the Trustees may issue a new one upon such terms as they see fit.

ARTICLE XI

FISCAL YEAR.

The fiscal year of the Trustees shall end on the Saturday nearest December 31 of each year, or as otherwise hereafter fixed from time to time by resolution of the Trustees.

ARTICLE XII

MEETINGS OF SHAREHOLDERS.

1.                                      The Annual Meeting of Shareholders shall be held each year at such time and place as the Trustees shall determine.

2.                                      Special meetings of the shareholders shall be called by the Secretary or such person as the Trustees may designate at any time, upon the request of the President, the Treasurer, a majority of the Trustees, or the holders of twenty-five per cent in interest of the shares issued and outstanding hereunder.

3.                                      At all meetings of the shareholders, each holder of shares shall be entitled to one vote for each share held by him (except shares held for the account of the Trust).

4.                                      Any shareholder may vote by proxy.  A majority in interest of the shares issued and outstanding hereunder and entitled to vote shall constitute a quorum at any shareholders’ meeting, except that a lesser number may adjourn.

5.                                      Unless otherwise provided by the Trustees the Secretary of the Trustees shall be Secretary of the shareholders.  The certificate of the Secretary of the Trustees, or of any person appointed Secretary pro tempore by vote of a majority in interest of the holders of shares issued hereunder and entitled to vote, shall be conclusive evidence of any vote or action of the shareholders stated in such certificate.

ARTICLE XIII

NOTICE OF SHAREHOLDERS’ MEETINGS.

Notice of any meeting of the shareholder shall be given by the Treasurer or Secretary by mail to each shareholder at his registered address at least five days before said meeting, and such notice shall contain a statement of the business to be transacted at such meeting.

ARTICLE XIV

CHANGE OR VACANCY IN OFFICE OF ALL TRUSTEES.

1.                                      The trust estate, upon the acceptance of the Trust by any new Trustee or Trustees, shall vest in them or him and the continuing Trustees without any further act or conveyance. Any outgoing Trustee shall, however, execute any conveyance or instrument necessary or advisable to divest himself of any interest in the trust estate, and the Trustees shall execute any deeds or instruments necessary or advisable to fully vest the trust estate in any new Trustee or Trustees or in the continuing Trustees.

2.                                      The Trustees in office at any time hereunder shall have all the powers and be subject to all the restrictions herein stated.

3.                                      In case for any cause there is a vacancy in the office of all the Trustees, a majority in interest of the shares issued hereunder and entitled to vote may, by an instrument in writing signed by them in person or by proxy, fill all such vacancies.  Such instrument when filed with the Secretary of the Commonwealth of Massachusetts shall be conclusive evidence of the due appointment of such Trustees.

ARTICLE XV

PROVISION FOR EXEMPTION OF TRUSTEES FOR ERRORS OF JUDGMENT.

The Trustees shall not be liable for errors of judgment either in holding property originally conveyed to them or in acquiring and afterwards holding additional property, or for any loss resulting from any investment, or from any act or omission to act performed or omitted by them in the execution of this Trust in good faith. They shall not be liable for the acts or omissions of any office, agent or servant appointed by or acting for them, nor be obliged to give any bond to secure the due discharge of their trust, nor shall any Trustee be liable for any act of default of any other Trustee.

ARTICLE XVI

DURATION OF TRUST.

This Trust shall continue in existence until terminated by the shareholders in the manner provided in Article XVIII of the Declaration of Trust. At the termination of the Trust, the Trustees shall wind up the affairs and business of the Trust, and after paying and satisfying all obligations and liabilities thereof, shall divide the property then in their hands or its net proceeds ratably among the shareholders.

ARTICLE XVII

FILING OF DECLARATION.

This Declaration of Trust is executed by the Trustees and is delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.  As soon as reasonably practicable after its execution, this Declaration of Trust and any amendment hereto shall be filed with the Secretary of the Commonwealth of Massachusetts and shall be recorded with the Clerk of the City of Boston, Massachusetts, and in all other offices in which such recording may be required from time to time by the laws of the Commonwealth of Massachusetts under the provisions of Chapter 182 of the Massachusetts General Laws, and in the office of the county recorder of any county where land and/or improvements thereon owned by the Trust are located.  The Trustees shall also cause to be filed with the Secretary of the Commonwealth not less than annually or as otherwise required by Section 12 of Chapter 182 of the Massachusetts General Laws appropriate instruments disclosing changes in the persons who are Trustees of the Trust or such other information as may be required to be filed in accordance with such Section 12, but any such filing shall not be deemed a condition to the effectiveness of, and the failure to so file shall not be deemed to invalidate, any election or appointment of any person as a Trustee or the resignation or removal of a Trustee.

ARTICLE XVIII

AMENDMENTS OF TRUST.

This Declaration of Trust shall be altered or amended or this Trust terminated by the Trustees upon the vote of the majority in interest of the shares entitled to vote hereunder and voted by the holders thereof in person or by proxy at any meeting of the shareholders duly notified pursuant to Article XIII by a call for such meeting in which it is specifically stated that such termination or such alteration or amendment is to be acted upon.  In case of a vote in favor of such termination or of such alteration or amendment, as the case may be, the Secretary of such meeting shall certify such vote and any alterations or amendments so adopted in writing to the said Trustees, and the Trustees shall, if the vote is in favor of termination, proceed to wind up this Trust, and in case such vote is in favor of alterations and amendments, shall embody the same in a an amendment to this Declaration of Trust which they shall sign and deliver to the Secretary of the Commonwealth of Massachusetts, and which, being so entrusted and delivered, shall be conclusive evidence of the due adoption by the shareholders of the alterations and amendments therein contained and thereafter shall have the same operation and effect as if originally embodied in this instrument.

Each amendment filed to this Declaration of Trust shall be accompanied by a certificate signed and acknowledged by a Trustee, Treasurer or Secretary stating that such action was duly taken in a manner provided herein; and unless such amendment or such certificate filed with the Secretary of the Commonwealth of Massachusetts sets forth some earlier or later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of said Commonwealth.  A restated Declaration of Trust, containing the original Declaration of Trust and all amendments theretofore made, may be executed any time or from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive- evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

ARTICLE XIX

REGISTERED OFFICE AND AGENT.

The address of the Trust’s registered office in the State of Massachusetts is 18 Tremont Street, Suite 146, Boston, MA 02108.  The name of the Trust’s registered agent at such address is National Corporate Research, Ltd.

ARTICLE XX

MERGER OR CONSOLIDATION.

Notwithstanding any contrary provisions of this Declaration, the Trustees may merge or consolidate the Trust with or into one or more corporations, if and to the extent permitted by, and with the same legal consequences as provided in, the laws of the jurisdictions of such other corporations governing mergers and consolidations.  Upon the effectiveness of any such merger or consolidation, the assets and liabilities of each party to the transaction other than the surviving party in the merger or the resulting entity in the consolidation shall be transferred to, vested in and devolved upon such surviving party in the merger or resulting entity in the consolidation without further act or deed pursuant to the laws governing mergers and consolidations of the jurisdictions of such other corporations.  Any such merger or consolidation shall be undertaken pursuant to Articles of Merger or Consolidation, as the case may be, between the Trust and such other corporation or corporations which shall have been approved by at least two-thirds of the Trustees and shall have been consented to at a meeting of shareholders called for that purpose by the holders of at least two-thirds of the shares outstanding and entitled to vote at such meeting.

The Articles of Merger or Consolidation shall set forth the terms and conditions of the merger or consolidation and other information which may be necessary or desirable in the judgment of the Trustees. Such Articles of Merger or Consolidation may provide that shareholders shall receive cash or other property in exchange for their shares of beneficial interest in such amount, per share, as shall be set forth in such Articles of Merger or Consolidation.

IN WITNESS WHEREOF, each of the undersigned, being a Trustee of William Underwood Company, has executed this Amended and Restated Declaration of Trust as of December 8, 2006.

DAVID L. WENNER

/s/ David L. Wenner

ROBERT C. CANTWELL	SEAL

/s/ Robert C. Cantwell

SCOTT E. LERNER

/s/ Scott E. Lerner